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                                                                   EXHIBIT 5


                                  LAW OFFICES
                    WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                        TWELFTH FLOOR PACKARD BUILDING
                             111 SOUTH 15TH STREET
                          PHILADELPHIA, PA 19102-2678
                                (215) 977-2000
                           FACSIMILE: (215) 977-2334



                                  May 7, 1999

U.S. Bioscience, Inc.
One Tower Bridge
100 Front Street
West Conshohocken, PA  19428

     Re:  U.S. Bioscience, Inc. - Registration Statement
          on Form S-8 Relating to the U.S. Bioscience,
          Inc. 1999 Incentive Compensation Plan
          ----------------------------------------------

Ladies and Gentlemen:

     As counsel to U.S. Bioscience, Inc. (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 3,000,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), that may be issued under the Company's 1999 Incentive Compensation Plan (the "Plan").

     In this connection, we have made such legal and factual examinations and inquiries, including the examination of originals or copies certified or otherwise identified to our satisfaction of such corporate records, including the Company's Certificate of Incorporation, as amended, and By-Laws, as amended, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.
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     Based upon the foregoing examination and the information thus supplied, it is our opinion that the shares of Common Stock offered under the Plan are duly authorized and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,



                    /s/ WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP